CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made as of August 10, 2009, by and among John D. Pace (the “Consultant”), and Auxilio, Inc., a Nevada corporation (“Auxilio”).

W I T N E S S E T H:

WHEREAS, the Consultant has experience in business development and operations of major Healthcare related service organizations; and

WHEREAS, Auxilio desires to obtain the benefit of the experience and knowledge of the Consultant and desires to retain the Consultant to provide such services including responsibilities related to the Consultant’s role as Non-Executive Chairman of the Board;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
   Retention of the Consultant. Auxilio hereby engages the Consultant as a consultant and Non-Executive Chairman of the Board, under the title of Chairman of the Board and Chief Strategy Officer and the Consultant hereby agrees to serve Auxilio in said capacity and to provide certain services as requested, pursuant to the terms and conditions hereinafter set forth.

2.
   Authority and Duties of the Consultant.  Auxilio may, but shall not be required to, seek the advice and the provision of certain consulting services of the Consultant relating to providing access to relationships Consultant has with CEOs, CFOs, and COOs of major Healthcare facilities throughout the US.   Consultant agrees to attend any and all meetings that require his presence, subject to the approval of Auxilio’s CEO.  Consultant also agrees to strategize with Auxilio on how best to follow up and pursue business opportunities with Healthcare Facilities that he has contacted on behalf of Auxilio.  Furthermore, Consultant agrees to provide advice and strategic input on how to build, manage and maintain a large outsourced service organization for Healthcare.  Part of Consultant’s duties will include monthly meetings with Auxilio’s CEO.  In those meetings Consultant will be prepared to provide advice on management of large service organization.  Each month Consultant and Auxilio’s CEO will determine which days Consultant will commit for the upcoming month for Auxilio.  This time and dates are subject to continuous change.  The Consultant shall give such advice or consulting services in a businesslike, efficient, lawful and professional manner in accordance with this Agreement.

Consultant’s responsibilities as Non-Executive Chairman of the Board will include:

A.	Ensuring that the respective responsibilities of the Board and management are understood, and that the boundaries between Board and management responsibilities are respected;
B.
Working with the CEO to develop an appropriate schedule of Board meetings, seeking to ensure that the Board can perform its duties responsibly while recognizing and supporting the operational demands of the Company;

C.	Working with the CEO and Board members to develop the agendas for the Board meetings;
D.	Confer with the CEO regarding recommendations regarding the staffing of the Board’s committees and the selection and rotation of committee chairs;
E.	Chairing all meetings of the Board;
F.
Assess and advise the CEO as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the Board to effectively and responsibly perform its duties. Although Company management is responsible for the preparation of materials for the Board, the Non-Executive Chairman will consider requests from any Board member regarding the inclusion of specific information in such material and all directors maintain the right to communicate directly with members of management;

G.	Interview Board candidates that are proposed to be presented to the Board for consideration;
H.	Together with the Chair(s) of the Compensation and Audit Committees, and such other directors as they deem appropriate, meet with the CEO to discuss the Board’s evaluation of the CEO’s performance;

3.
  Compensation. As compensation for the Consultant's services hereunder and the costs he will incur in connection there with Auxilio shall pay the consultant a retainer of $6,000 per month.

    Consultant agrees to work for Auxilio on an as needed basis a maximum of 20 hours per month.  Payments will be made on the second (2nd) Friday of each month.   In addition to the Consultant’s monthly retainer, Auxilio agrees to pay a sales commission for any business closed through introductions made by the Consultant, to Auxilio.  This commission will be paid at a rate to be negotiated on a case by case basis with Auxilio.  The Consultant may also earn a commission in the event that Auxilio requests that Consultant act as a broker in the potential sale of Auxilio to a 3rd party.  This commission will be paid at a rate to be negotiated on a case by case basis with Auxilio.  Auxilio also agrees to pay for all travel and entertainment expenses incurred by Consultant related to official Auxilio business, as approved by Auxilio’s CEO and/or CFO

4.
   Term of Agreement.  The term of this Agreement shall commence on the date hereof and shall continue without interruption through December 31, 2010. Both parties agree that thirty (30) days prior to the end of the term of this agreement, they will come together to review the relationship.  If both parties agree, in writing, then this contract will be automatically renewed for an additional twelve (12) months.  Auxilio may terminate this Agreement prior to the termination date at anytime with (30) thirty days written notice.

5.
    Indemnification.  The Consultant shall indemnify, defend and hold Auxilio harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered by Auxilio as a result of the Consultant’s performance of its duties on behalf of Auxilio hereunder only where such claims, damages, liabilities, costs and expenses are determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the common law fraud or willful misconduct of the Consultant.  The Consultant may consult with counsel, accountants and other experts with respect to Auxilio and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other experts, provided that they shall have been selected with reasonable care.

    Auxilio shall indemnify, defend and hold Consultant harmless from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered by Consultant as a result of  Auxilio’ s performance of its duties on behalf of Consultant hereunder only where such claims, damages, liabilities, costs and expenses are determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the common law fraud or willful misconduct of  Auxilio, its partners, directors, officers and employees.   Auxilio may consult with counsel, accountants and other experts with respect to Consultant and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other experts, provided that they shall have been selected with reasonable care.

6.
   Confidentiality.  The terms of this Agreement and all information furnished or made available by the Consultant or Auxilio to the other in connection with this Agreement, whether before or after the date hereof, are confidential and such terms or information or any part thereof may not be disclosed to any person or entity other than officers, directors and employees of the parties hereto and their agents to the extent that such disclosure is necessary for a party to perform its obligations under this Agreement.  The obligations with respect to the disclosure of confidential information set forth in this Section 7 are not applicable to confidential information which, according to tangible evidence, (i) becomes available from a source, other than a party to this Agreement, who has no obligation of confidentiality with respect to the confidential information and who did not obtain such information pursuant to a breach of this Section 7; (ii) is developed independently or is within the knowledge of the party to whom it is delivered prior to receipt thereof; (iii) is within, or later falls within, the public domain without breach of this Agreement by the party hereto receiving such information; or (iv) is required to be disclosed in connection with any rule, regulation, statute, ordinance or other law or any legal proceeding pending before a court or other governmental entity of competent jurisdiction, provided that the party required to make such disclosure shall give immediate notice that it is compelled to make such disclosure so that the other party may, if it so desires, seek a protective order with respect to the confidentiality of the information covered thereby.  Each party to this Agreement agrees to use its reasonable efforts to protect the confidential information and prevent its disclosure, publication, or dissemination to third parties.  No party shall be liable for the inadvertent or accidental disclosure by it of confidential information if such disclosure occurs despite the exercise of its reasonable efforts to protect the confidentiality of such information.  The provisions of this Paragraph 7 shall survive termination of this Agreement.

7.
   Notices.  Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing and shall be hand delivered (including by messenger or recognized commercial delivery or courier service), sent facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested addressed to the party intended at the address set forth below or at such other address as such party may designate by notice given to the other parties in the manner aforesaid and shall be deemed given and received on the date it is delivered, in the case of delivery by hand or by facsimile, or, in the case of delivery by mail, actual delivery as shown by the addressee’s return receipt.  Rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice.

a.	If to Auxilio:

Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA. 92691
Attn:   Joseph Flynn, CEO

b.	If to the Consultant:

John D. Pace
30 Mountain Laurel
Dove Canyon, CA 92679

8.
   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns subject to all restrictions on the transfer of the interests set forth in this Agreement.

9.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES.

10.
   Assignment.  No party hereto shall have the right to assign this Agreement without the written consent of the other party, nor shall this Agreement or any of the rights or obligations of the parties hereunder be transferable by operation of law or otherwise, except that either party’s interest may be assigned to:  (a) a wholly owned subsidiary of such party; (b) a corporation or partnership which owns one hundred percent (100%) of the capital interest (either stock or partnership interest, as the case may be) in such party immediately prior to such assignment; or (c) a wholly owned subsidiary of the corporation or partnership referred to in clause (b) above; provided, however, that any assignment to any entity described in clause (a), (b) or (c) immediately above may be made only in the event that the management of such assignee shall be essentially the same as the management of the assigning party immediately prior to such assignment;

11.	and provided further, that no such assignment shall relieve the assigning party of its obligations hereunder.

12.	Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

13.	Entire Agreement. This Agreement represents the entire agreement among the parties relating to the subject matter hereof.

14.
   Severability.  If any provision herein is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement, and the remainder of this Agreement shall not be affected or impaired thereby.

15.	Amendment. This Agreement may not be modified, altered or amended in any manner except by agreement in writing duly executed by the parties hereto.

16.
   Attorneys’ Fees  If any action, suit or proceeding is brought by any of the parties hereto arising out of or relating to this Agreement or its breach, the successful or prevailing party in any such actions, suit or proceeding shall be entitled to the full amount of its reasonable expenses, including all court costs and attorneys fees paid or incurred in connection therewith, in addition to such other relief as such party shall be entitled.

17.	Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

18.
   Further Assurances.  The parties hereto agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Consultant,

____________________________________________
Name:  John D. Pace

AUXILIO, INC.

By
Name:  Paul T. Anthony
Title:  Interim CEO